EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Number 333-104445) pertaining to The Peoples Bank & Trust Company 401(k) Plan of our report dated July 1, 2004, relating to the financial statements and schedules of The Peoples Bank & Trust Company 401(k) Plan for the plan year ending December 31, 2003, included in this Annual Report on Form 11-K.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi

July 1, 2004